                                                                       Exhibit 3

                        SOCRATES ACQUISITION CORPORATION

                         Senior Management Arrangements

                                   Term Sheet

         The following sets forth the proposed terms of the employment and equity arrangements to be entered into between certain members of senior management (the "Executives") of Nobel Learning Communities, Inc. (the "Company") and the Company in connection with the merger of Socrates Acquisition Corporation with and into the Company (the "Merger").

I.   Employment
     Arrangements

       Starting Salaries         The Executives are to be paid the following
                                  annual salaries:
                                 Jack Clegg: $330,000
                                 John Frock: $180,000 (for a four-day work week)

             Bonus Each of the Executives will be eligible to receive a bonus of up to 125% of such Executive's base salary based on the Executive's W-2 earnings. Such bonuses to be determined in accordance with the bonus plan attached as Exhibit A hereto.

           Insurance             Company to provide life insurance for the
                                 benefit of Executive's designated beneficiary in the following amounts:

                                 Jack Clegg:  $640,000
                                 John Frock:  $360,000

           Reporting             Jack Clegg shall be Chairman and Chief
                                 Executive Officer and shall report directly to the Board of Directors of the Company. John
                                 Frock shall be Vice Chairman of Corporate
                                 Development and shall report directly to the Chairman and Chief Executive Officer.

    Severance/Termination/       The employment agreements for the Executives
      Healthcare Benefits        will continue to provide for termination,
                                 severance, healthcare and other benefits to the same extent provided for in their existing agreements, including the terms of the Employment and Termination Agreement dated
                                 August 29, 2001, the Non Compete Agreement dated March 11, 1997 and the Contingent
                                 Severance Agreement dated Mach 11, 1997 between the Company and the Executives.

II.   Management
      Equity

        Options The Company will adopt an incentive stock option plan providing for the grant of time and performance vesting options exercisable, in the aggregate, for up to 10% of the Company (on a fully diluted basis) (the "New Option Pool"). Of these, half will be subject to 4-year time-based vesting and half will be subject to performance hurdles (based on the achievement of EBITDA projections, 25% vesting for each target achieved), with a six-year cliff vesting period. The time-based options will vest in equal annual installments, and vesting of all options will be accelerated upon a change in control.

                                 The Executives will be issued options equal to the following percentage of the outstanding equity securities of the Company on a fully diluted basis:
                                 Jack Clegg:  4.00%
                                 John Frock:  1.49%

                                 In addition, Jack Clegg will allocate 1.53% of the outstanding equity securities of the Company to other members of management.

  Treatment of Existing          Except as provided below, current options of
       Options                   each employee option holders will be cashed
                                 out in the merger for the difference between the merger consideration per share of common stock and the exercise price of each option and all out-of- the-money options will be cancelled.

  Rollover of Equity by          Jack Clegg and John Frock will rollover 75.0%
     Clegg and Frock             and 61.5%, respectively, of the value of their
                                 existing equity securities (shares and
                                 in-the-money options) into shares of the surviving Company (the "Rolled Securities") having the same value as the existing securities that will be rolled. The shares issued in the rollover shall consist of both preference shares (90%) and common shares (10%) in the same proportions issued to Gryphon and Cadigan.

   Out-of-the-Money              Jack Clegg will also be granted options for
       Options                   0.75% of the equity securities of the Company
                                 (on a fully-diluted basis)./1/ These additional options will be subject to the same time and performance vesting provisions described above.

   Equity Commitment             Jack Clegg and John Frock will receive a
        Fees                     proportionate share of the equity commitment
                                 fees received by Cadigan and Gryphon upon the closing of the Merger based on the value of each of their respective rollover amounts and the amount of equity committed by Cadigan and Gryphon.

        Put In the event of the death or disability of either Clegg or Frock, such security holder shall have the right to put his Rolled Securities at the then fair market value (i.e., to be equal to a triangular analysis including public company comparables, recent acquisition multiples and present value of five-year discounted cash flow or the public market price of the Company following an IPO) thereof. The Company will pay the fair market value of such put securities in cash unless such cash payment would violate any applicable law or would create a default under any financing arrangements of the Company. In such event, the Company will to the extent permitted by law and its financing arrangements pay 1/3rd of the purchase price on the closing of the put transaction and the remainder in two equal annual installments.

   Board of Directors;           Jack Clegg shall have the right to appoint two
       Appointees                (2) persons to the Board of Directors. The
                                 Board of Directors shall not have more than nine members.


      Shareholders               The Executives will each enter into a
       Agreement                 Shareholders Agreement of the Company providing
                                 for customary voting agreement regarding the appointment of directors, transfer restrictions, tag-along rights, drag-along rights, preemptive rights, registration rights and call rights on securities upon termination of the Executive for cause.

________________
       /1/ These options are intended to compensate the Executives for the out-of-the-money options cancelled in the Merger. E&Y and R&G to confirm that treating the out-of-the-money options in this manner will not create adverse tax or accounting consequences for the Company and the parties agree to explore alternative arrangements having substantially similar economic results for the parties in the event such treatment would create adverse tax or accounting consequences for the Company.

III.   Definitive                On or prior to the Closing, the Executives and
       Documents                 Company will enter into mutually acceptable
                                 definitive documents (or amend existing
                                 agreements, as applicable) providing for their respective employment and equity arrangements on the terms and conditions outlined above and containing other customary terms and conditions for arrangements of this nature.

SOCRATES ACQUISITION CORPORATION


By:    /s/ Jeffrey Ott
       -----------------------------------
       Co-President



By:    /s/ David Luttway
       -----------------------------------
       Co-President


                                    Accepted:


                                    /s/ A. Jack Clegg
                                    ---------------------------------
                                    A. Jack Clegg



                                    /s/ John Frock
                                    ---------------------------------
                                    John Frock

                        SOCRATES ACQUISITION CORPORATION

                         Senior Management Arrangements

                                   Term Sheet

         The following sets forth the proposed terms of the employment and equity arrangements to be entered into between Scott Clegg (the "Executive") of Nobel Learning Communities, Inc. (the "Company") and the Company in connection with the merger of Socrates Acquisition Corporation with and into the Company (the "Merger").

I.   Employment
     Arrangements

     Starting Salary    Scott Clegg is to be paid an annual salary of $225,000.

          Bonus The Executive will be eligible to receive a bonus of up to 125% of such Executive's base salary. Such bonus to be determined in accordance with the bonus plan attached as Exhibit A hereto.

          Insurance     Company to provide life insurance for the benefit of
                        Executive's designated beneficiary in the amount of one-time base salary.

          Reporting     Scott Clegg shall be Vice Chairman, President and Chief
                        Operating Officer and shall report directly to the Chairman/Chief Executive Officer.

     Severance/         The employment agreements for the Executive will
     Termination/       continue to provide for termination, severance,
     Healthcare         healthcare and other benefits to the same extent
     Benefits           provided for in their existing agreement.

II.   Management
       Equity

          Options The Company will adopt an incentive stock option plan providing for the grant of time and performance vesting options exercisable, in the aggregate, for up to 10% of the Company (on a fully diluted basis) (the "New Option Pool"). Of these, half will be subject to 4-year time-based vesting and half will be subject to performance hurdles (based on the achievement of EBITDA projections, 25% vesting for each target achieved), with a six-year cliff vesting period. The time-based options will vest in equal annual installments, and vesting of all options will be accelerated upon a change in control.

                        Scott Clegg will be issued options equal to 1.49% of the outstanding equity securities of the Company on a fully diluted basis.

      Treatment of      Except as provided below, current options of each
      Existing Options  employee option holders will be cashed out in the merger for the difference between the merger consideration per share of common stock and the exercise price of each option and all out-of- the-money options will be cancelled.

      Rollover of       Scott Clegg will rollover 100% of the net after-tax
          Equity        value of his existing in-the-money options into new
                        shares of the surviving Company. The shares issued in the rollover shall consist of both preference shares and common shares in the same proportions issued to Gryphon and Cadigan. The shares issued in the rollover shall consist of both preference shares (90%) and common shares (10%) in the same proportions issued to Gryphon and Cadigan.

      Shareholders      The Executive will enter into a Shareholders Agreement
       Agreement        of the Company providing for customary voting agreement
                        regarding the appointment of directors, transfer restrictions, tag-along rights, drag-along rights, preemptive rights, registration rights and call rights on securities upon termination of the Executive for cause.

III.  Definitive        On or prior to the Closing, the Executive and Company
      Documents         will enter into mutually acceptable definitive documents
                        (or amend existing agreements, as applicable) providing for their respective employment and equity arrangements on the terms and conditions outlined above and containing other customary terms and conditions for arrangements of this nature.

SOCRATES ACQUISITION CORPORATION


By:    /s/ Jeffrey Ott
       -----------------------------------
       Co-President




By:    /s/ David Luttway
       -----------------------------------
       Co-President

                                    Accepted:



                                    /s/ Scott Clegg
                                    -------------------------------
                                    Scott Clegg

                        SOCRATES ACQUISITION CORPORATION

                         Senior Management Arrangements

                                   Term Sheet

         The following sets forth the proposed terms of the employment and equity arrangements to be entered into between Bob Zobel (the "Executive") of Nobel Learning Communities, Inc. (the "Company") and the Company in connection with the merger of Socrates Acquisition Corporation with and into the Company (the "Merger").

I.   Employment
     Arrangements

        Starting Salary          Bob Zobel is to be paid an annual salary of
                                 $250,000.

             Bonus The Executive will be eligible to receive a bonus of up to 125% of such Executive's base salary. Such bonus to be determined in accordance with the bonus plan attached as Exhibit A hereto.

           Insurance             Company to provide life insurance for the
                                 benefit of Executive's designated beneficiary in the amount of one-time base salary.

           Reporting             Bob Zobel shall be Vice Chairman and Chief
                                 Financial Officer and shall report directly to the Chairman / Chief Executive Officer.

    Severance/Termination/       The employment agreements for the Executive
     Healthcare Benefits         will continue to provide for termination,
                                 severance, healthcare and other benefits to the same extent provided for in their existing agreement.

II.   Management
      Equity

            Options The Company will adopt an incentive stock option plan providing for the grant of time and performance vesting options exercisable, in the aggregate, for up to 10% of the Company (on a fully diluted basis) (the "New Option Pool"). Of these, half will be subject to 4-year time-based vesting and half will be subject to performance hurdles (based on the achievement of EBITDA projections, 25% vesting for each target achieved), with a six-year cliff vesting period. The time-based options will vest in equal annual installments, and vesting of all options will be accelerated upon a change in control.

                             Bob Zobel will be issued options equal to 1.49% of the outstanding equity securities of the Company on a fully diluted basis.

 Treatment of Existing       Except as provided below, current options of each
       Options               employee option holders will be cashed out in the
                             merger for the difference between the merger consideration per share of common stock and the exercise price of each option and all out-of-the-money options will be cancelled.

 Rollover of Equity          Bob Zobel will rollover 100% of the net after-tax
                             value of his existing in-the-money options into new shares of the surviving Company. The shares issued in the rollover shall consist of both preference shares and common shares in the same proportions issued to Gryphon and Cadigan. The shares issued in the rollover shall consist of both preference shares (90%) and common shares (10%) in the same proportions issued to Gryphon and Cadigan.

    Shareholders             The Executive will enter into a Shareholders
     Agreement               Agreement of the Company providing for customary
                             voting agreement regarding the appointment of directors, transfer restrictions, tag-along rights, drag-along rights, preemptive rights, registration rights and call rights on securities upon termination of the Executive for cause.

 III.  Definitive            On or prior to the Closing, the Executive and
       Documents             Company will enter into mutually acceptable
                             definitive documents (or amend existing agreements, as applicable) providing for their respective employment and equity arrangements on the terms and conditions outlined above and containing other customary terms and conditions for arrangements of this nature.

SOCRATES ACQUISITION CORPORATION


By:    /s/ Jeffrey Ott
       -----------------------------------
       Co-President



By:    /s/ David Luttway
       -----------------------------------
       Co-President


                                    Accepted:

                                    /s/ Robert Zobel
                                    --------------------------------------
                                    Robert Zobel